Exhibit 21

SUBSIDIARIES OF TRANSOCEAN INC.*

Name	Jurisdiction
Agua Profundas Limitada (60%)	Angola
Arcade Drilling AS	Norway
Blegra Asset Management Limited	Cyprus
Blegra Financing Limited	Cyprus
Cariba Ships Corporation N.V.	Netherlands Antilles
Caspian Sea Ventures International Ltd.	British Virgin Islands
Cliffs Drilling do Brasil Servicos de Petroleo S/C Ltda.	Brazil
Deepwater Drilling II L.L.C.	Delaware
Deepwater Drilling L.L.C.	Delaware
Falcon Atlantic Ltd.	Cayman Islands
Hellerup Finance International Ltd.	Ireland
International Chandlers, Inc.	Texas
NRB Drilling Services Limited (60%)	Nigeria
Overseas Drilling Ltd. (50%)	Liberia
PT Hitek Nusantara Offshore Drilling (80%)	Indonesia
PT Transocean Indonesia	Indonesia
R&B Falcon (A) Pty Ltd	Australia
R&B Falcon (Caledonia) Ltd.	England
R&B Falcon (Ireland) Limited	Ireland
R&B Falcon (U.K.) Ltd.	England
R&B Falcon B.V.	Netherlands
R&B Falcon Deepwater (UK) Limited	England
R&B Falcon Drilling (International & Deepwater) Inc. LLC	Delaware
R&B Falcon Drilling Co. LLC	Oklahoma
R&B Falcon Drilling Limited, LLC	Oklahoma
R&B Falcon Exploration Co. LLC	Oklahoma
R&B Falcon International Energy Services B.V.	Netherlands
R&B Falcon Offshore Limited, LLC	Oklahoma
R&B Falcon, Inc. LLC	Oklahoma
RB Mediterranean Ltd.	Cayman Islands
RBF (Nigeria) Limited	Nigeria
RBF Drilling Co. LLC	Oklahoma
RBF Drilling Services, Inc. LLC	Oklahoma
RBF Exploration LLC	Delaware
RBF Finance Co.	Delaware
RBF Rig Corporation, LLC	Oklahoma
RBF Servicos Angola, Limitada	Angola
Reading & Bates Coal Co., LLC	Nevada
Reading & Bates-Demaga Perfuracoes Ltda.	Brazil
SDS Offshore Ltd.	U.K.

Sedco Forex Corporation	Delaware
Sedco Forex Holdings Limited	British Virgin Islands
Sedco Forex International Drilling, Inc.	Panama
Sedco Forex International Services, S.A.	Panama
Sedco Forex International, Inc.	Panama
Sedco Forex of Nigeria Limited (60%)	Nigeria
Sedco Forex Offshore International N.V. (Limited)	Netherlands Antilles
Sedco Forex Technology, Inc.	Panama
Sedneth Panama S.A.	Panama
Sefora Maritime Ltd.	British Virgin Islands
Services Petroliers Sedco Forex	France
Shore Services, LLC	Texas
Sonat Brasocean Servicos de Perfuracoes Ltda.	Brazil
Sonat Offshore do Brasil Perfuracoes Maritimos Ltda.	Brazil
Sonat Offshore S.A.	Panama
T.I. Internationa Mexicol S. de R.L. de C.V.	Mexico
Transocean Alaskan Ventures Inc.	Delaware
Transocean Asie Services Sdn Bhd.	Malaysia
Transocean Brasil Ltda.	Brazil
Transocean CGR LLC	Delaware
Transocean Canada Co.	Nova Scotia
Transocean Cunningham LLC	Delaware
Transocean Deepwater Frontier Limited	Cayman Islands
Transocean Deepwater Inc.	Delaware
Transocean Deepwater Nautilus Limited	Cayman Islands
Transocean Deepwater Pathfinder Limited	Cayman Islands
Transocean Discoverer 534 LLC	Delaware
Transocean Drilling (Nigeria) Ltd.	Nigeria
Transocean Drilling (U.S.A.) Inc.	Texas
Transocean Drilling Ltd.	U.K.
Transocean Drilling Services Inc.	Delaware
Transocean Eastern Pte Ltd	Singapore
Transocean Enterprise Inc.	Delaware
Transocean Europe Holdings Ltd	Cayman Islands
Transocean Europe Ventures Holdings Ltd	Cayman Islands
Transocean Holdings Inc	Delaware
Transocean I AS	Norway
Transocean International Drilling Limited	Cayman Islands
Transocean International Drilling, Inc.	Delaware
Transocean International Resources Limited	British Virgin Islands
Transocean Investimentos Ltda.	Brazil
Transocean Investments S.a.r.l.	Luxembourg
Transocean Jupiter LLC	Delaware
Transocean LR34 LLC	Delaware

Transocean (Mediterranean & Red Sea) Drilling Limited	Cayman Islands
Transocean Management Inc.	Delaware
Transocean Mediterranean LLC	Delaware
Transocean Offshore Canada Services Ltd.	Alberta
Transocean Offshore (Cayman) Inc.	Cayman Islands
Transocean Offshore (North Sea) Limited	Cayman Islands
Transocean Offshore (U.K.) Inc.	Delaware
Transocean Offshore Caribbean Sea, L.L.C.	Delaware
Transocean Offshore D.V. Inc	Delaware
Transocean Offshore Deepwater Drilling Inc.	Delaware
Transocean Offshore Deepwater Holdings Limited	Cayman Islands
Transocean Offshore Drilling Limited	U.K.
Transocean Offshore Drilling Services, LLC	Delaware
Transocean Offshore Europe Limited	Cayman Islands
Transocean Offshore Holdings Ltd	Cayman Islands
Transocean Offshore International Limited	Cayman Islands
Transocean Offshore International Ventures Limited	Cayman Islands
Transocean Offshore Limited	Cayman Islands
Transocean Offshore Nigeria Ltd.	Nigeria
Transocean Offshore Norway Inc.	Delaware
Transocean Offshore Services Ltd.	Cayman Islands
Transocean Offshore USA Inc.	Delaware
Transocean Offshore Ventures Inc.	Delaware
Transocean Payroll Services SRL	Barbados
Transocean Richardson LLC	Delaware
Transocean Sedco Forex Ventures Limited	Cayman Islands
Transocean Services AS	Norway
Transocean Services UK Ltd.	U.K.
Transocean Seven Seas LLC	Delaware
Transocean Support Services Limited	Cayman Islands
Transocean Support Services Nigeria Ltd.	Nigeria
Transocean Support Services Pvt. Ltd.	India
Transocean Technical Services Inc.	Panama
Transocean Treasury Services SRL	Barbados
Transocean UK Limited	U.K.
Transocean-Nabors Drilling Technology LLC (50%)	Delaware
Triton Drilling Limited	Cayman Islands
Triton Drilling Mexico LLC	Delaware
Triton Financing LLC	Hungary
Triton Holdings Limited	British Virgin Islands
Triton Hungary Asset Management Kft	Hungary
Triton Industries, Inc.	Panama
Triton Management Services Kft.	Hungary
Triton Offshore Leasing Services Limited	Labuan, Malaysia
Wilrig Drilling (Canada) Inc.	Canada
Wilrig Offshore (UK) Ltd.	U.K.

*Subsidiaries (50% or greater ownership) are owned 100% unless otherwise indicated.